UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2007

AMERICAN LEISURE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-48312	75-2877111

(State or other jurisdiction File Number)	(Commission Identification No.)	(IRS Employer of incorporation)

2460 Sand Lake Road, Orlando, FL, 32809
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code (407) 251-2240

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 28, 2007, Michael Crosbie resigned as American Leisure Holdings, Inc.’s (the “Company’s”) Corporate General Counsel, Executive Vice President and Secretary.   The Company has not appointed a Corporate General Counsel, Executive Vice President or Secretary to fill the vacancies left by Mr. Crosbie’s resignation as of the date of the filing of this Report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LEISURE HOLDINGS, INC.

Dated: October 2, 2007	By:	/s/ Malcolm J. Wright
Malcolm J. Wright Chief Executive Officer